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                                  EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Form S-3 Registration Statement of Topro, Inc. of our report dated October 4, 1996, accompanying the consolidated financial statements of Topro, Inc. and our report dated July 30, 1996, accompanying the consolidated financial statements of Visioneering Holding Corporation, which financial statements are also incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


/s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP

Denver, Colorado

February 28, 1997